Exhibit 4.16(a)

                              DECLARATION OF TRUST
                                       OF
                             BOWATER CAPITAL TRUST I

         This Declaration of Trust, dated as of August 14, 2003 (this "Declaration"), among (i) Bowater Incorporated, a Delaware corporation (the
"Depositor"), (ii) The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Delaware Trustee"), (iii) Harry F. Geair, an individual, as trustee, (iv) David G. Maffucci, an individual, as trustee and
(v) William G. Harvey, an individual, as trustee (each of such trustees in (ii) through (v) a "Trustee" and collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby (the "Trust") shall be known as "Bowater Capital Trust I" in which name the Trustees or the Depositor, to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Statutory Trust Act"), and that this Declaration constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the form of Exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

         3. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. The Trustees shall not have any duty or obligation under or in connection with this Declaration or any document contemplated hereby, except as expressly provided by the terms of this Declaration, and no implied duties or obligations shall be read into this Declaration against the Trustees. The right of a Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

         4. The Delaware Trustee, in its capacity as trustee of the Trust, shall not have any of the powers or duties of the Trustees set forth herein (except as may be required under the Statutory Trust Act) and shall be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Statutory Trust Act.

         5. The Depositor and the Trustees hereby authorize and, to the extent required to effect the sale of the Preferred Securities of the Trust, direct the Depositor, as the sponsor and agent of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective

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amendments to the 1933 Act Registration Statement,  relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market or any other automated quotation system (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and
(iv) to execute and enter into, on behalf of the Trust, underwriting or purchase
agreements,   registration   rights  agreements  and  other  related  agreements
providing for the sale of the Preferred Securities. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his capacity as a Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee in its capacity as a Trustee of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws.

         In connection with the filings referred to above, the Depositor and each of Harry F. Geair, David G. Maffucci and William G. Harvey, each as a Trustee and not in his individual capacity, hereby constitutes and appoints Harry F. Geair, David G. Maffucci and William G. Harvey, and each of them, as its or his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

         6. This Declaration may be executed in one or more counterparts.

         7. Each Trustee is authorized to take such action or refrain from taking such action under this Declaration as it may be directed in writing by the Depositor from time to time; provided, however, that the Delaware Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in liability (other than in its capacity as a Trustee of the Trust) or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Delaware Trustee is a party or is otherwise contrary to law. If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, or regarding compliance with any direction it receives hereunder, then the Delaware Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions shall constitute full and

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complete authorization and protection for actions taken and other performance by the Delaware Trustee in reliance thereon. Until the Delaware Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

         8. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Depositor.

         9. This Declaration shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

         10. (a) The Trustees and their officers, directors, agents and servants (collectively, the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, or any holder of the Trust securities (the Trust and any holder of the Trust securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

                  (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust securities might properly be paid.

                  (c) The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by or asserted against the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust or the transactions contemplated by this Declaration, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including reasonable legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Depositor of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

                  (d)  The   provisions   of  this  Section  shall  survive  the
termination of this Declaration or the earlier resignation or removal of the Fiduciary Indemnified Persons.



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         IN WITNESS  WHEREOF,  each of the undersigned has caused these presents to be executed as of the day and year first above written.

                                            THE BANK OF NEW YORK (DELAWARE),
                                            as Delaware Trustee


                                            By:  /s/ William T. Lewis
                                                -------------------------------
                                            Name:  William T. Lewis
                                            Title: Sr. Vice President

                                            HARRY F. GEAIR,
                                            as Trustee

                                            /s/ Harry F. Geair
                                            -----------------------------------
                                            Harry F. Geair


                                            DAVID G. MAFFUCCI,
                                            as Trustee

                                            /s/ David G. Maffucci
                                            -----------------------------------
                                            David G. Maffucci


                                            WILLIAM G. HARVEY,
                                            as Trustee

                                            /s/ William G. Harvey
                                            -----------------------------------
                                            William G. Harvey


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                                            BOWATER INCORPORATED


                                            By:  /s/ David G. Maffucci
                                               --------------------------------
                                            Name: David G. Maffucci
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer